Exhibit 99.1

PRESS RELEASE

PX ENERGY, AN EXPANDING VERTICALLY INTEGRATED REFINERY AND MINING OPERATION LOCATED IN SOUTHERN BRAZIL, WILL GO PUBLIC THROUGH A BUSINESS COMBINATION WITH PAPAYA GROWTH OPPORTUNITY CORP. I, INCLUDING A COMMITTED $10 MILLION INVESTMENT.

April 21, 2025 – PX Energy (“PX” or the “Company”), a vertically-integrated refined products manufacturer serving the Brazilian market for refined oil and agricultural grade products (through its parent company, Forbes & Manhattan Resources Inc.), and Papaya Growth Opportunity Corp. I (“PPYA”) announced today that they have entered into a definitive business combination agreement (the “BCA” and the transactions contemplated under the BCA, the “Business Combination” or the “Transaction”). Upon the completion of the Business Combination, the combined company will retain its name “PX Energy” and its headquarters in Brazil, and its ordinary shares to be listed on Nasdaq. PX Energy website is located at: https://pxenergy.com.br

Photograph of the PXenergy refinery facilities located in Parana State, Brazil

▪	PX Energy operates a vertically integrated petroleum refining and recycling facility in southern Brazil, active since the 1990s, producing ~1.5 million boe/year of refined oil and agricultural products

▪	PX Energy sells exclusively to the Brazilian domestic market at premiums to Brent, partially secured by long-term take-or-pay contracts with Petrobras, Vibra Energia, and others, avoiding import tariffs

▪	PX Energy’s revenues are US Dollar-Linked and its expenses are in Brazilian Reais, reducing currency risk in an attractive geography

▪	Brazil is a net importer of Fuel Oil, creating favorable demand fundamentals for PX Energy

▪	PX Energy has been granted a refinery license from the ANP (National Petroleum Agency of Brazil), allowing it to produce, import, blend and distribute petroleum products

▪	PX Energy holds over 19 million boe in PDP reserves and 500 million boe in resources, supporting an NPV(10) of US$555 million, certified by DeGolyer & MacNaughton (report date: 30 June 2024)

▪	$10M committed investment from investors, including Corbin Capital Partners, L.P. and Antara Capital LP, with $8M funding at the time of BCA signing

The Business Combination values PX at an equity value of approximately US$155mm (based on a fuel oil price of R$2,935.35 per tonne), subject to adjustment based on the price of fuel immediately prior to the closing date of the Business Combination.

The Transaction is expected to close in late 2025, subject to regulatory and shareholder approvals and other customary closing conditions. After the closing of the Transaction, assuming no PPYA shareholders elect to have their PPYA shares redeemed for cash as permitted, existing shareholders of PX will hold over 53% of the combined company.

Key Company Highlights:

•	PX Energy is led by an experienced management team with a track record of running the business for 20+ years.

•	PX processing allows flexibility in feedstock, providing the opportunity to recycle plastics, waste oils, and other sources. This drives an environmentally sustainable process and leverages the circular economy.

•	Greater than 50% of the production is secured with take-or-pay contracts with credit-worthy counterparties, which provide revenue surety while still having spot sales to capture in-market dynamics

•	PX Energy is a leading ESG platform with some of the lowest carbon emissions (CO2e) per BoE of any refinery, coupled with leading social and governance programs

•	PX advances sustainability by expanding waste oil and plastics reprocessing, alongside an environmental program planting 180,000 trees and producing 200,000 seedlings annually from over 120 different species.

Stan Bharti, Founder and President of Forbes & Manhattan, stated: “PX Energy has been a valuable asset and a cornerstone of our oil and gas strategy in Brazil. With its substantial reserve and resource base, along with a skilled and experienced team, we are confident that taking the company to public markets and partnering with Papaya will drive further growth in production and unlock significant opportunities for expansion.”

Clay Whitehead, CEO of Papaya Growth Opportunity Corp. I, said: “We are extremely pleased to announce our business combination with PX, a profitable, integrated refined products manufacturer in Brazil. We formed Papaya to create value by bringing a successful company with a clear rationale for going public to the market. PX stood out as a compelling partner due to its strategic position in the Brazilian energy sector, strong financial performance, expansive mining concession, and clear opportunities for accretive growth. The PX team is deeply committed to operating safely, sustainably, and in a way that benefits the local and national communities it serves. We are excited to collaborate with Stan Bharti, Julian Bharti, Peter Tagliamonte, and the entire PX team as they continue to grow and deliver long-term value to shareholders.”

Additional information about the proposed Transaction, including a copy of the BCA, will be available in PPYA’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) at www.sec.gov.

More information about the proposed transaction will also be described in the Company’s registration statement on Form F-4, which will be filed with the SEC in connection with the Business Combination.

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Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is serving as exclusive financial advisor, lead capital markets advisor, and lead private placement agent to PX. Greenberg Traurig, LLP is serving as U.S. legal counsel to PPYA and Pinheiro Neto is serving as Brazilian legal counsel to PPYA. Loeb & Loeb LLP is serving as U.S. legal counsel to PX.

About PX Energy

PX Energy (www.pxenergy.com.br) operates a vertically integrated petroleum refining, recycling facility and mining operation in southern Brazil and has successfully been in continuous operation since the 1990s. PX Energy is specialized in the production of fuel oil, naphtha, LPG, fuel gas, sulfur, and fertilizer inputs. PX Energy has established itself as a global leader in oil shale research, exploration, and processing. The company is reinforcing its commitment to innovation, energy efficiency, and sustainable development in the refining sector. The company utilizes an advanced pyrolysis process, a heating method conducted in an oxygen-free environment, which efficiently extracts kerogen from oil shale. PX Energy's infrastructure includes a modern mining facility, a pyrolysis reactor, oil processing units, and treatment systems, ensuring maximum operational efficiency while adhering to environmental standards. Since being acquired by Forbes & Manhattan from Petrobras in November 2022, PX Energy has experienced remarkable growth, and now produces over 1,500,000 barrels of oil equivalent per year. The company has expanded by approximately 40% between November 2022 and November 2024, reinforcing its commitment to innovation, energy efficiency, and sustainable growth.

About Papaya Growth Opportunity Corp. I

Papaya Growth Opportunity Corp. I (“PPYA”) is a blank check company incorporated for the purpose of effecting a business combination (Special Purpose Acquisition Company or SPAC). PPYA is led by CEO and Director Clay Whitehead, founder of tech-focused Pomegranate Ventures. Prominent Manhattan prosecutor and current Partner of Quinn Emanual Urqhart & Sullivan, LLP, Alexander Spiro, serves as President of the SPAC.

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Forward-Looking Statements Legend

This document contains certain forward-looking statements within the meaning of U.S. federal securities laws with respect to the proposed transaction between PX and PPYA, including statements regarding the anticipated benefits of the transaction, the Company or PPYA’s expectations concerning the outlook for the Company’s business, productivity, plans and goals for product launches, deliveries and future operational improvement and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the combined company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are their managements’ current predictions, projections and other statements about future events that are based on current expectations and assumptions available to the Company and PPYA, and, as a result, are subject to risks and uncertainties. Any such expectations and assumptions, whether or not identified in this document, should be regarded as preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA; (2) the outcome of any legal proceedings that may be instituted against PPYA, the combined company or others following the announcement of the Business Combination and the BCA; (3) the amount of redemption requests made by PPYA public shareholders and the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of PPYA, to obtain financing to complete the Business Combination or to satisfy other conditions to closing and; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards in connection with or following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination; (8) costs related to the Business Combination; (9) risks associated with changes in laws or regulations applicable to the Company’s diverse business lines and the Company’s international operations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, geopolitical, business, and/or competitive factors; (11) the Company’s ability to anticipate trends and respond to changing customer preferences for fashion, arts and entertainment content and for lodging; and (12) negative perceptions or publicity of the brands of the Company. The foregoing list of factors is not exhaustive. Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form F-4 to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and other documents filed by the Company and/or PPYA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this document are qualified by these cautionary statements. The Company and PPYA assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Neither the Company nor PPYA gives any assurance that either the Company or PPYA will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by the Company or PPYA or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This document relates to a proposed Transaction between the Company and PPYA. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company intends to file a registration statement on Form F-4 that will include a proxy statement of PPYA and a prospectus of the Company with the SEC. After the registration statement is declared effective, the definitive proxy statement/prospectus will be sent to all PPYA shareholders as of a record date to be established for voting on the proposed Transaction. PPYA also will file other documents regarding the proposed Transaction with the SEC. This document does not contain all the information that should be considered concerning the proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Transaction. Before making any voting or investment decision, investors and shareholders of PPYA are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Transaction as they become available because they will contain important information about the proposed Transaction.

Investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by PPYA through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by PPYA may be obtained by written request to PPYA at Papaya Growth Opportunity Corp. I, 3500 South Dupont Highway, Suite HX-102 Dover, DE 19901.

Participants in Solicitation

PPYA and the Company and their respective directors and officers may be deemed to be participants in the solicitation of proxies from PPYA’s shareholders in connection with the proposed Transaction. Information about PPYA’s directors and executive officers and their ownership of PPYA’s securities is set forth in PPYA’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed Transaction may be obtained by reading the proxy statement/prospectus regarding the proposed Transaction when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents as described in the preceding paragraph.